Exhibit 99

14.  RESTATEMENT OF FINANCIAL STATEMENTS

    In preparing the Company’s unaudited condensed consolidated financial statements for the second quarter of fiscal 2006, the Company’s management determined that its historical financial statements should have presented investments held in auction-rate securities as short-term investments and not as cash equivalents, as previously reported. Auction-rate securities are highly-liquid investments that are reset through a “dutch auction” process that occurs every 7 to 49 days, depending on the terms of the individual security, however they should not be considered cash equivalents. Additionally, management determined that its statement of cash flows for the three months ended April 1, 2006 contained a mechanical error related to unpaid purchases of property and equipment included in accounts payable as well as an error related to debt issuance costs. As a result, the Company has restated the accompanying condensed consolidated statement of cash flows for the six months ended July 2, 2005.

As a result of the errors, the Company will also file as soon as practicable (i) a Form 10-Q/A for the first quarter of fiscal 2006 to restate its statements of cash flows for the three months ended April 1, 2006 and April 2, 2005, and (ii) a Form 10-K/A for the fiscal year ended December 31, 2005 to restate its balance sheet as of January 1, 2005 as well as its statements of cash flows for the fiscal years ended December 31, 2005, January 1, 2005 and January 3, 2004. These restatements did not impact the Company’s revenue, net income, total assets, stockholders’ equity or earnings per share.

    Following is a summary of the effects of the correction of the error on the Company’s statement of cash flows for the six months ended July 2, 2005.

	Six months ended July 2, 2005
Statement of Cash Flows	As previously reported	As Restated
Cash flows from Operating Activities:
Retained interests (1)	$-	$(3,089)
Net cash flows from operating activities	(100,534)	(103,623)

Cash flows from Investing Activities:
Purchases of short-term investments	$-	$(21,000)
Sales or maturities of short-term investments	-	145,250
Change in cash reserves for retained interests (1)	(2,339)	750
Net cash flows from investing activities	(136,557)	(9,218)

NET (DECREASE) INCREASE IN CASH OR CASH EQUIVALENTS	$(177,116)	$(52,866)
CASH AND CASH EQUIVALENTS, Beginning of the Period	248,184	123,934

(1)
As discussed in Note 1 to the condensed consolidated financial statements, the Company has changed its presentation of cash flows regarding retained interests related to the Company’s Financial Services business.

Following is a summary of the effects of the correction of these errors on the Company’s statements of cash flows for the three months ended April 1, 2006 and April 2, 2005.

	Three months ended April 1, 2006		Three months ended April 2, 2005
Statements of Cash Flows	As previously reported	As Restated	As previously reported	As Restated
Cash Flows from Operating Activities:
Accounts payable	$(59,438)	$(50,940)	N/a	N/a
Net cash flows from operating activities	(171,126)	(162,628)	N/a	N/a

Cash flows from Investing Activities:
Capital expenditures	$(6,043)	$(14,541)	N/a	N/a
Purchases of short-term investments	-	(65,000)	$-	$(21,000)
Sales or maturities of short-term investments	-	65,000	-	145,250
Purchases of intangibles	(447)	-	N/a	N/a
Net cash flows from investing activities	(19,277)	(27,328)	(54,998)	69,252

Cash flows from Financing Activities:
Change in other	$-	(447)	N/a	N/a
Net cash flows from financing activities	200,180	199,733	N/a	N/a
NET (DECREASE) INCREASE IN CASH OR CASH EQUIVALENTS	N/a	N/a	$(203,289)	$(79,039)
CASH AND CASH EQUIVALENTS, Beginning of the Period	N/a	N/a	248,184	123,934

*	N/a - Not applicable

Following is a summary of the effects of the correction of the error on the Company’s balance sheet and statements of cash flows for the fiscal years ended December 31, 2005, January 1, 2005 and January 3, 2004.

	2005		2004		2003
Statements of Cash Flows	As previously reported	As Restated	As previously reported	As Restated	As previously reported	As Restated
Cash flows from Investing Activities:
Purchases of short-term investments	$-	$(21,000)	$-	$(156,825)	$-	$(111,450)
Sales or maturities of short-term investments	-	145,250	-	112,500	-	74,400
Net cash flows from investing activities	(204,867)	(80,617)	(126,811)	(171,136)	(89,735)	(126,785)

NET (DECREASE) INCREASE IN CASH OR CASH EQUIVALENTS	$(161,261)	$(37,011)	$55,603	$11,278	$13,945	$(23,105)
CASH AND CASH EQUIVALENTS, Beginning of the Year	248,184	123,934	192,581	112,656	178,636	135,761
CASH AND CASH EQUIVALENTS, End of the Year	N/a	N/a	248,184	123,934	192,581	112,656

*	N/a - Not applicable

	January 1, 2005
Balance Sheet	As previously reported	As Restated
Cash and cash equivalents	$248,184	$123,934
Short-term investments	-	124,250

(1)	The Company did not own any auction-rate securities as of December 31, 2005.

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